Exhibit 10.13

AMENDMENT NO. 1

to

LETTER AGREEMENT
Dated July 5, 2013

by and between
AXIS Specialty U.S. Services, Inc. (the “Company”),
and
John D. Nichols (the “Executive”)

Dated September 23, 2015

WHEREAS, the Company and the Executive entered into a letter agreement dated July 5, 2013 in consideration of the Executive’s international assignment to Zurich, Switzerland (the “Agreement”); and

WHEREAS, the Company and the Executive have determined that it is in the best interests of the Company, AXIS Capital Holdings Limited and their shareholders to amend the Agreement in order to extend the term thereof;

NOW, THEREFORE, the Agreement is hereby amended, effective as of the date hereof, as follows:

1.	The third paragraph of the Agreement is amended to replace reference to “February 6, 2012” in the second line thereof with “January 23, 2015”.

2.
The fifth paragraph of the Agreement (Term of Assignment) is hereby amended by deleting the reference to “Your assignment is expected to last 2 years” in the first line thereof and replacing such reference with “Your assignment shall terminate on December 31, 2017”.

3.	Except as set forth herein, all other terms and conditions of the Agreement shall remain in full force and effect.

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date first written above.

AXIS SPECIALTY U.S. SERVICES, INC.

By: /s/ Noreen McMullan
Name: Noreen McMullan
Title: Executive Vice President

Accepted and agreed:

/s/ John D. Nichols
John D. Nichols